EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	April 24, 2009
972-578-5000, Ext. 7440

ViewPoint Financial Group
Announces Quarterly Cash Dividend

PLANO, Texas, April 24, 2009 — ViewPoint Financial Group (NASDAQ:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.

The cash dividend is payable on May 21, 2009, to shareholders of record as of the close of business on May 7, 2009.

ViewPoint Financial Group is the holding company for ViewPoint Bank, the largest bank based in fast-growing Collin County, Texas. ViewPoint Bank operates 23 community bank offices and 14 loan production offices. For more information, please visit www.viewpointbank.com.

###